Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated June 18, 2025, with respect to the financial statements and the supplemental schedule of Wells Fargo & Company 401(k) Plan, incorporated herein by reference.

Cleveland, Ohio
February 27, 2026